Exhibit 10.23.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
TRANSPHORM, INC.
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$15,000,000	October 4, 2017
FOR VALUE RECEIVED, Transphorm, Inc., a Delaware corporation (the “Company”) promises to pay to Yaskawa Electric Corporation, or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of Fifteen Million Dollars ($15,000,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to one percent (1%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) September 30th, 2022 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof.
The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:
1.    Payments.
(a)    Interest. Accrued interest on this Note shall be payable at maturity.
(b)    Voluntary Prepayment.
(i)    Prior to a Qualified Financing, this Note may not be prepaid without the written consent of Investor.
(ii)    On or after a Qualified Financing, upon five (5) business days prior written notice (the “Prepayment Notice”) to Investor, the Company may prepay this Note in whole or in part, provided that any such prepayment will be applied first to interest accrued on this Note and second, if the amount of prepayment exceeds the amount of all such accrued interest, to the payment of principal of this Note. For the avoidance of doubt, upon receipt of the Prepayment Notice, Investor may elect to convert all or a portion of this Note into the Conversion Stock pursuant to Section 4, provided that such conversion shall be effective on or prior to the date specified for prepayment set forth in the Prepayment Notice.

(c)    Mandatory Prepayment.
(i)    In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into the Conversion Stock pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control.
(ii)    In the event of an Initial Public Offering, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into the Conversion Stock pursuant to Section 4, shall be due and payable within thirty (30) days of the closing of such Initial Public Offering.
2.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:
(a)    Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or
(b)    Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or
(c)    Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note, or as an inducement to Investor to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or
(d)    Other Payment Obligations. Defaults shall exist under any agreements of the Company with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in each case, in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000); or
(e)    Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or
(f)    Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement; or
(g)    Judgments. A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.
3.    Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) and 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.
4.    Conversion.
(a)    Voluntary Conversion. On or after each Qualified Financing, Investor has the right, at Investor’s option, at any time prior to payment in full of the principal amount of this Note to convert all or a portion of the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into that number of fully paid and non-assessable shares of Conversion Stock equal to (x) the amount of outstanding principal and accrued and unpaid interest being converted, divided by (y) the applicable Conversion Price.
(i)    “Qualified Financing” shall mean a transaction or series of transactions pursuant to which the Company issues and sells shares of its preferred stock for aggregate gross proceeds of at least $10 million (excluding all proceeds from the incurrence of indebtedness that is converted into such preferred stock, or otherwise cancelled in consideration for the issuance of such preferred stock) with the principal purpose of raising capital.
(ii)    “Conversion Stock” shall mean the class and series of preferred stock sold by the Company in a Qualified Financing that occurs after the date of issuance of this Note and on or prior to the Maturity Date; provided, however, that with each subsequent Qualified Financing of the Company that occurs on or prior to the Maturity Date, “Conversion Stock” shall only mean the class and series of preferred stock sold by the Company in such subsequent Qualified Financing and not the class and series of preferred stock sold in any earlier Qualified Financing. For example, if the Company closes its first Qualified Financing after the issuance of this Note on September 30, 2017 (the “First Qualified Financing”), a second Qualified Financing on August 1, 2018 (the “Second Qualified Financing”) and a third Qualified Financing on January 1, 2020 (the “Third Qualified Financing”), “Conversion Stock” shall mean, (A) from September 30, 2017 through July 31, 2018, the class and series of preferred stock sold by the Company in the First Qualified Financing, (B) from

August 1, 2018 through December 31, 2019, the class and series of preferred stock sold by the Company in the Second Qualified Financing, and (C) from January 1, 2020 through the earlier of the Maturity Date or the date immediately preceding the date on which the Company closes a fourth Qualified Financing, the class and series of preferred stock sold by the Company in the Third Qualified Financing.
(iii)    “Conversion Price” shall mean (A) immediately following the first Qualified Financing that occurs after the date of issuance of this Note and prior to a second Qualified Financing, if any, a price per share equal to the price per share paid by the other purchasers of the preferred stock sold in such first Qualified Financing and (B) immediately following each subsequent Qualified Financing, if any, a price per share equal to the lesser of:
(1)    eighty percent (80%) of the price per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) paid by the other purchasers of the preferred stock sold in the most recent Qualified Financing (excluding, for the avoidance of doubt, the first Qualified Financing that occurs after the date of issuance of this Note), provided that in no event shall the price per share calculated pursuant to this clause (1) be lower than the amount obtained by dividing (x) $160 million ($160,000,000) by (y) the Fully Diluted Capitalization of the Company; and
(2)    an amount obtained by dividing (x) $250 million ($250,000,000) by (y) the Fully Diluted Capitalization of the Company.
(iv)    “Fully Diluted Capitalization” shall mean, as of immediately prior to the applicable Qualified Financing, the sum of (i) the outstanding shares of common stock of the Company; (ii) the shares of common stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for common stock of the Company and the exercise of all outstanding options and warrants; and (iii) the shares of common stock of the Company reserved, but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company; provided that Fully Diluted Capitalization shall not include (i) this Note and the securities directly or indirectly issuable upon conversion or exchange of this Note, (ii) other outstanding convertible promissory notes and any related warrants and the securities directly or indirectly issuable upon conversion or exchange of such other outstanding convertible promissory notes and the exercise of any such related warrants, or (iii) in any voluntary conversion relating to a financing, any securities issued in the financing, any shares of common stock of the Company directly or indirectly issuable upon conversion, exchange or exercise of such securities and any increase in the number of shares reserved for issuance under the Company’s equity incentive or similar plans or arrangements in connection with the financing.
(b)    Conversion Procedure. Before Investor shall be entitled to convert this Note into the Conversion Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted, together with all accrued and unpaid interest. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers of the Conversion Stock (as may be amended), including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a one hundred eighty (180)-day lock-up agreement in connection with an Initial Public Offering). The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(b) and on and after such date Investor shall be treated for all purposes as the record holder of the Conversion Stock.
(c)    Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor by check an amount equal to the product obtained by multiplying (x) the applicable Conversion Price by (y) the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into the Conversion Stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.
(d)    Conversion of Preferred Stock into Common Stock. Should all of any series of preferred stock issuable upon conversion of this Note be, at any time prior to full payment of this Note, redeemed or converted into shares of the Company’s common stock (the “Common Stock”) in accordance with the Company’s certificate of incorporation, then, to the extent this Note is convertible into such preferred stock, this Note shall immediately become convertible into that number of shares of Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the preferred stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event.
(e)    Notices of Record Date. In the event of:
(i)    Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
(ii)    Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
(iii)    Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5.    Subordination. The Obligations evidenced by this Note are hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness and any Liens on property of the Company in favor of Investor are hereby expressly subordinated in priority to any Liens on the Company’s property in favor of any holder of Senior Indebtedness. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Investor’s rights hereunder, the Company may require that Investor execute such forms of subordination agreement. Notwithstanding the foregoing, Investor shall be entitled to receive (i) the Conversion Stock of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 5 and (iii) other payments consented to in writing by holders of Senior Indebtedness.
6.    Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule, attached as Schedule I, delivered to the Investor on the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Investor that:
(a)    Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.
(b)    Authority. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.
(c)    Enforceability. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)    Non-Contravention. The execution and delivery by the Company of this Note and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.
(e)    Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(f)    Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Note and the performance and consummation of the transactions contemplated hereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Note.
(g)    No Violation or Default. None of the Company or the Company’s subsidiaries is in violation of or in default with respect to (i) its Charter Documents or other organizational documents, as applicable, or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).
(h)    Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or the Company’s subsidiaries at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of this Note or the transactions contemplated hereby.
(i)    Title. The Company has good and marketable title to its properties and assets, and has a valid leasehold interest in all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or do not have a material adverse effect on the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.
(j)    Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, domain names, trade secrets, mask works, licenses (software or otherwise), information and similar proprietary rights and processes, in each instance as used by it in connection with the Company’s business, which represent all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted, without any conflict with, or infringement of, the rights of others.
(k)    Financial Statements. The Company has delivered to Investor its unaudited financial statements (balance sheet, profit and loss, and statement of cash flows) as at and for the quarters ended March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017 (the “Financial Statements”). The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred after June 30, 2017 in the ordinary course of business, and (ii) obligations under contracts and commitments incurred in the ordinary course of business which would not be required under U.S. generally accepted accounting principles (“GAAP”) to be reflected in the Financial Statements prepared in accordance with GAAP, which, in both cases, individually or in the aggregate, would not have a material adverse effect on the Company. The Company does not represent or warrant that it will achieve any financial projections provided to Investor and represents only that such projections were prepared in good faith.
(l)    Capitalization.
(i)    The authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, 50,811,818 of which are issued and outstanding, (ii) 51,700,000 shares of Series 1 Preferred Stock, $0.001 par value per share (the “Series 1 Preferred Stock”), 51,680,254 of which are issued and outstanding, and (iii) 38,800,000 shares of Series 2 Preferred Stock, $0.001 par value per share (the “Series 2 Preferred Stock”), 38,760,190 of which are issued and outstanding. The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s Charter Documents in effect on the date hereof. As of the date hereof, the issued and outstanding Series 1 Preferred Stock converts into an aggregate of 150,002,715 shares of Common Stock, and the issued and outstanding Series 2 Preferred Stock converts into an aggregate of 38,760,190 shares of Common Stock. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable.
(ii)    The Company has reserved 3,013,645 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2007 Stock Plan, under which (i) options to purchase 3,013,645 shares are issued and outstanding as of the date of this Note and (ii) no shares of Common Stock remain available for issuance to employees, consultants and directors of the Company. The Company has reserved 45,455,952 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2015 Stock Plan, under which (i) options to purchase 27,390,350 shares are issued and outstanding as of the date of this Note, (ii) 18,047,394 shares of Common Stock remain available for issuance to employees, consultants and directors of the Company, and (iii) 18,208 shares of Common Stock have been issued upon the exercise of options.
(iii)    Except as expressly referenced herein or as set forth in Item 6(l) of the Disclosure Schedule, there are as of the date of this Note no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities.
(iv)    Except as set forth in Item 6(l) of the Disclosure Schedule, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s Charter Documents as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company.
7.    Representations and Warranties of Investor. Investor represents and warrants to the Company upon the acquisition of this Note as follows:
(a)    Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes a valid and binding obligation of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)    Securities Law Compliance. Investor has been advised that the Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration with respect to this Note or the underlying securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath Investor’s name on the signature pages hereto.
(c)    Access to Information. Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of this Note.
(d)    Tax Advisors. Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Note. With respect to such matters, Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Note.
(e)    No “Bad Actor” Disqualification Events. Neither (i) Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the closing in writing in reasonable detail to the Company.
8.    Definitions. As used in this Note, the following capitalized terms have the following meanings:
“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, other than pursuant to a bona fide equity financing for capital raising purposes, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.
“Event of Default” has the meaning given in Section 2 hereof.
“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Common Stock pursuant to a registration statement filed under the Securities Act.
“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.
“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.
“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.
“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company, to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), (ii) indebtedness for borrowed money of the Company to ON Semiconductor, and (iii) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clauses (ii) and (iii).
9.    Miscellaneous.
(a)    Financial Information Rights. The Company will furnish Investor the following reports:
(i)    As soon as practicable after the end of the first, second, third and fourth quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each quarter, the unaudited consolidated balance sheet, statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments; and
(ii)    As soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied.
(b)    Preferential Treatment and Product Roadmap. For as long as Yaskawa Electric Corporation (“Yaskawa”) is the holder of this Note:
(i)    The Company agrees to offer Yaskawa key terms related to supply of product, such as pricing and turn-around times, that are either equal to or more favorable than the Company offers to other customers with respect to the sale of similar volumes of the same product(s) that it manufacture(s) for Yaskawa; and
(ii)    The Company agrees to consider Yaskawa’s input in shaping the Company’s product roadmap with the goal of prioritizing the development of products for Yaskawa, provided that such development is within the Company’s resource capabilities and the Company’s commercial and business sales plan with respect to Yaskawa supports such development.
(c)    Successors and Assigns; Registration, Transfer and Replacement of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.
(i)    Subject to the restrictions on transfer described in this Section 9(c), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)    With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9(c) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(iii)    This Note shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of this Note. Subject to Section 9(c)(ii) and any other restrictions on or conditions to transfer set forth in this Note, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the Person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.
(iv)    Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.
(v)    Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
(d)    Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.
(e)    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature pages hereto, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error. Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.
(f)    Payment. Unless converted into the Conversion Stock pursuant to the terms hereof, payment shall be made in lawful tender of the United States.
(g)    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(h)    Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(i)    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.
(j)    Jurisdiction and Venue. Each of Investor and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.
(k)    Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.
(l)    Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.
(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

TRANSPHORM, INC.
a Delaware corporation

By:	/s/ Primit Parikh
Name:	Primit Parikh
Title:	Co-founder and COO

Address:	115 Castilian Drive
Goleta, CA 93117
USA.

Fax:	+1-805-456-1307
Email:	pparikh@transphormusa.com

YASKAWA ELECTRIC CORPORATION

By:	/s/ Hiroshi Ogasawara
Name:	Hiroshi Ogasawara
Title:	Representative Director, President

Address:	2-1 Kurosakishiroishi,
Yahatanishi-ku, Kitakyushu,
806-0004 Japan,

Fax:	+81-93-645-8800
Email:	[***]

[Signature Page to Subordinated Convertible Promissory Note]